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                                                                     EXHIBIT 1.1

                                LAMAR MEDIA CORP.

                                  $260,000,000

                    7 1/4% Senior Subordinated Notes due 2013

                              AMENDED AND RESTATED

                               PURCHASE AGREEMENT


                                                   Dated as of December 17, 2002


J.P. MORGAN SECURITIES INC.
WACHOVIA SECURITIES, INC.
SUNTRUST CAPITAL MARKETS, INC.
BNP PARIBAS SECURITIES CORP.
        c/o J.P. Morgan Securities Inc.
        270 Park Avenue, 5th floor
        New York, New York 10017

Ladies and Gentlemen:

                  Lamar Media Corp., a Delaware corporation (the "Company"), proposes to issue and sell $260,000,000 aggregate principal amount of its 7 1/4% Senior Subordinated Notes due 2013 (the "Securities"). The Securities will be issued pursuant to an Indenture to be dated as of December 23, 2002 (the "Indenture") between the Company, certain subsidiaries of the Company, as Guarantors (the "Guarantors") and Wachovia Bank of Delaware, National Association, as trustee (the "Trustee"). The Company hereby confirms its agreement with J.P. Morgan Securities Inc. ("JPMorgan"), Wachovia Securities, Inc., SunTrust Capital Markets, Inc. and BNP Paribas Securities Corp. (collectively, the "Initial Purchasers"), concerning the purchase of the Securities from the Company by the several Initial Purchasers. Payment of the principal, interest and premium, if any, on the Securities shall be guaranteed on a senior subordinated basis by each of the Guarantors as provided and to the extent set forth in the Indenture (the "Guarantees"). All references herein to the Securities include the Guarantees. The Company and the Guarantors are collectively referred to herein as the "Issuers."

                  The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated December 12, 2002 (the "Preliminary Offering Memorandum") and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. The


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Company hereby confirms that it has authorized the use of the Preliminary
Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in accordance with
Section 2.

                  Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, substantially in the form attached hereto as Annex A (the "Registration Rights Agreement"), pursuant to which the Company will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering an issue of senior subordinated notes of the Company (the "Exchange Securities"), which are identical in all material respects to the Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions or additional interest) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

                  On the Closing Date, the Company shall give State Street Bank and Trust Company (the "9-5/8% Notes Trustee"), as trustee under the Indenture dated as of November 15, 1996 by and among the Company, the guarantors named therein State Street Bank and Trust Company, as trustee, irrevocable instructions (the "Irrevocable Instructions") to redeem the 9-5/8% Senior Subordinated Notes due 2006 (the "9-5/8% Notes") issued by the Company not later than 45 days after the Closing Date and the Company shall deposit with the 9-5/8% Notes Trustee, solely for the benefit of the holders of the 9-5/8% Notes, the net proceeds received by the Company from the issuance and sale of the Securities, together with available cash, sufficient to pay the redemption price of the 9-5/8% Notes plus accrued and unpaid interest to the date of redemption.

                  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

                  1. Representations, Warranties and Agreements of the Issuers. Each of the Issuers represents and warrants to, and agrees with, the several Initial Purchasers on and as of the date hereof and the Closing Date (as defined in Section 3) that:

                  (a) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with the Initial Purchasers' Information (as defined in Section 9).

                  (b) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains all of the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.



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                  (c) Assuming the accuracy of the representations and
         warranties of the Initial Purchasers contained in Section 2 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  (d) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or be in good standing does not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined), taken as a whole (a "Material Adverse Effect").

                  (e) Each of the Company's consolidated subsidiaries (collectively, the "Subsidiaries") is listed in Exhibit A hereto. Each Subsidiary, other than Missouri Logos, a Partnership, is a Guarantor and has guaranteed the Securities pursuant to its Guarantee. Each Subsidiary is a corporation, limited liability company or partnership duly organized, validly existing and in good standing in the jurisdiction of its organization, with full corporate, limited liability company or partnership power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of such Subsidiary; all the outstanding shares of capital stock or other equity interest of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and, except as set forth in the Offering Memorandum, are owned by the Company directly, or indirectly through one of the other Subsidiaries free and clear of any lien, adverse claim, security interest, equity or other encumbrance except for any such lien, adverse claim, security interest, equity or other encumbrance that would not reasonably be expected, individually or in the aggregate, to materially impair the value of such shares or other equity interests and, except for the liens under the Credit Agreement, dated as of August 13, 1999, as amended to the date hereof (the "Senior Credit Facility"), among the Company, the guarantor parties thereto, the several lenders from time to time parties thereto and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as administrative agent, as described in the Offering Memorandum.



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                  (f) The Company has an authorized capitalization as set forth in the Offering Memorandum under the heading "Capitalization" and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

                  (g) Each of the Issuers has full right, power and authority to execute and deliver this Agreement, the Indenture, the Registration Rights Agreement, the Securities, the Guarantees and the Exchange Securities (including the related guarantees) (collectively, the "Transaction Documents"), to the extent each is a party thereto and to perform its obligations hereunder and thereunder, to the extent each is a party thereto; and all corporate, limited liability company or partnership action, as the case may be, required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly taken.

                  (h) This Agreement has been duly authorized, executed and delivered by each of the Issuers and constitutes a valid and legally binding agreement of each of the Issuers.

                  (i) The Registration Rights Agreement has been duly authorized by each of the Issuers and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Issuers enforceable against each of the Issuers in accordance with its terms, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and (ii) the enforceability of rights to indemnification and contribution thereunder may be limited by federal and state securities laws or regulations or the public policy underlying such laws or regulations.

                  (j) The Indenture has been duly authorized by each of the Issuers and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Issuers enforceable against each of the Issuers in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

                  (k) The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy,



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         insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                  (l) The Guarantees have been duly authorized by each of the Guarantors and, when the Securities are duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, the Securities will be entitled to the benefits of the Guarantees and the Guarantees will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Guarantors enforceable against each of the Guarantors in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors, rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                  (m) The Exchange Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                  (n) The guarantees of the Exchange Securities have been duly authorized by each of the Guarantors and, when such guarantees are duly executed, authenticated, issued and delivered as provided in the Registration Rights Agreement, the Exchange Securities will be entitled to the benefits of such guarantees and such guarantees will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Guarantors and enforceable against each of the Guarantors in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors, rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                  (o) Each Transaction Document conforms in all material respects to the description thereof contained in the Offering Memorandum.

                  (p) None of the issuance or sale of the Securities, the execution, delivery or performance of the Transaction Documents by the Issuers or the consummation by the Issuers of the transactions contemplated thereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement and assuming the accuracy of the Initial Purchasers' representations set forth in Section 4 of this Agreement,



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         including the resale of the Securities in conformity with such representations and warranties) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, the certificate of formation or operating agreement, or the partnership agreement, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

                  (q) KPMG LLP, who have certified certain of the financial statements of the Company included in the Offering Memorandum (and any amendment or supplement thereto) are independent public accountants with regard to the Company.

                  (r) The historical financial statements, together with related schedules and notes, included in the Offering Memorandum (and any amendment or supplement thereto) comply as to form in all material respects with the requirements applicable to a registration statement on Form S-3 under the Securities Act; such historical financial statements, together with related schedules and notes, present fairly the consolidated financial position, results of operations, cash flows and changes in financial position of the entities to which they relate on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included in the Offering Memorandum (and any amendment or supplement thereto) are accurately presented in all material respects and prepared on a basis consistent in all material respects with such financial statements and the books and records of the entities to which they relate.

                  (s) There are no legal or governmental proceedings pending or, to the knowledge of the Issuers, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries is a party, or to which any of their respective properties is subject, that are required to be described in the Offering Memorandum but are not so described as required; and all pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or that affect any of their respective properties including ordinary routine litigation incidental to the business, that are not described in the Offering Memorandum and as to which an adverse determination is not remote, would not, if determined adversely to the Company or any of the Subsidiaries, individually or in the aggregate, result in a Material Adverse Effect.



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                  (t) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body that prevents the issuance or sale of the Securities or the Guarantees or suspends the issuance or sale of the Securities or the Guarantees in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company or any of the Subsidiaries that would prevent or suspend the issuance or sale of the Securities or the Guarantees or the use of the Preliminary Offering Memorandum or the Offering Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of the Issuers, threatened against or affecting the Company or any of the Subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance or sale of the Securities or the Guarantees or in any manner draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and each of the Issuers has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Offering Memorandum and the Offering Memorandum.

                  (u) Neither the Company nor any of the Subsidiaries is in violation (i) of its certificate or articles of incorporation or bylaws, certificate of formation or operating agreement, or partnership agreement, or other organizational documents, or (ii) of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, including, without limitation, (x) any foreign, Federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (y) any Federal or state law relating to discrimination in the hiring, promotion or pay of employees or any applicable federal or state wages and hours laws, or (z) any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder (collectively, "ERISA"), or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries except for, in the case of the foregoing clause (ii), such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (v) Neither the Company nor any of the Subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except for such defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (w) The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations including, without limitation, under any applicable Environmental Laws, of governmental or regulatory authorities ("permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Offering Memorandum, subject to such qualifications as may be set



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         forth in the Offering Memorandum and with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time or both would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Offering Memorandum; and, except as described in the Offering Memorandum, none of such permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

                  (x) The Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are complete and correct in all material respects, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except for such failures to file or defaults in payment of a character which would not reasonably be expected to have a Material Adverse Effect.

                  (y) The Issuers are not now, and after sale of the Securities to be sold hereunder and application of the net proceeds from such sale as described in the Offering Memorandum under the caption "Use of proceeds" none of them will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (z) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (aa) Except as described in the Offering Memorandum, the Company and each of the Subsidiaries maintain insurance of the types and in the amounts that are reasonable for the businesses operated by them, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and liability, all of which insurance is in full force and effect.

                  (bb) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Offering Memorandum as being owned by them or any of them or necessary for the conduct of their respective businesses and none of the Issuers is aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.



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                  (cc) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Offering Memorandum as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Offering Memorandum or which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the value of such property to the Company or such Subsidiary, as the case may be, and all the property described in the Offering Memorandum as being held under lease or sublease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases or subleases with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the value of such leasehold estate to the Company or such Subsidiary, as the case may be, and such leases and subleases are in full force and effect; neither the Company nor any of the Subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, which claim could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (dd) No labor problem exists with the employees of the Company or any of the Subsidiaries or, to the knowledge of any of the Issuers, is imminent that, in either case, could, individually or in the aggregate, reasonably be expected to result in any Material Adverse Effect.

                  (ee) No "prohibited transaction" (as defined in ERISA or
         Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of the Subsidiaries which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company and each of the Subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company or any of the Subsidiaries would have any liability; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

                  (ff) Neither the Company nor any of the Subsidiaries nor, to the knowledge of any of the Issuers, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices

         Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (gg) None of the Issuers is, nor will any of them be, after giving effect to the issuance of the Securities and the Guarantees and the execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby, (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated businesses or (iii) incurring debts beyond its ability to pay such debts as they mature.

                  (hh) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board").

                  (ii) Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

                  (jj) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

                  (kk) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum and the Offering Memorandum.

                  (ll) Neither the Company nor any of its affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

                  (mm) None of the Company or any of its affiliates or any other person acting on its or their behalf has (i) engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act ("Regulation S"), and all such persons have complied with the offering restrictions requirement of Regulation S.

                  (nn) The Issuers have not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

                  (oo) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) contained in the Preliminary Offering Memorandum or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

                  (pp) The Company has complied with all provisions of Florida Statutes, Section 517.075, relating to issuers doing business with Cuba.

                  (qq) Except as disclosed in the Offering Memorandum, subsequent to the respective dates as of which such information is given in the Offering Memorandum, neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries, taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving, or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

                  (rr) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Preliminary Offering Memorandum and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

                  2. Purchase and Resale of the Securities. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Initial Purchasers, severally and not jointly, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Company, the principal amount of Securities set forth opposite the name of such Initial Purchaser on Schedule 1 hereto at a purchase price equal to 98.60% of the principal amount thereof. The Company shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.

                  (b) The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that: (i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a "QIB") and an accredited investor within the meaning of Rule 501(a) under the Securities Act; (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and (iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except: (A) within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities

Act ("Rule 144A") and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or (B) in accordance with the restrictions set forth in Annex B hereto. Each Initial Purchaser, severally and not jointly, agrees that, prior to or simultaneously with the confirmation of sale by such Initial Purchaser to any purchaser of any of the Securities purchased by such Initial Purchaser from the Company pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that the Company shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale). Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(d), (e), (f) and (g), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in this Section 2(b) above (including Annex B hereto), and each Initial Purchaser hereby consents to such reliance.

                  (c) The Company acknowledges and agrees that the Initial Purchasers may sell Securities to any affiliate of an Initial Purchaser and that any such affiliate may sell Securities purchased by it to an Initial Purchaser.

                  3. Delivery of and Payment for the Securities. (a) Delivery of and payment for the Securities shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, at 10:00 A.M., New York City time, on December 23, 2002, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchasers and the Company (such date and time of payment and delivery being referred to herein as the "Closing Date").

                  (b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Company by wire or book-entry transfer of same-day funds to such account or accounts as the Company shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as JPMorgan on behalf of the Initial Purchasers shall have requested in writing not less than two full business days prior to the Closing Date. The Company agrees to make one or more global certificates evidencing the Securities available for inspection by JPMorgan on behalf of the Initial Purchasers in New York, New York at least 24 hours prior to the Closing Date.

                  4. Further Agreements of the Issuers. Each of the Issuers jointly and severally agrees with each of the several Initial Purchasers:

                  (a) to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event that makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use their best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

                  (b) to furnish promptly to each of the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

                  (c) prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to each of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement, to which the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period to review unless the Company is advised in writing by counsel that such amendment or supplement is legally required;

                  (d) if, at any time prior to completion of the resale of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Company, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, subject to Section 4(c) hereof, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law;

                  (e) for so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Company is in compliance with Section 13 or 15(d) of the Exchange Act, as if it were then subject to Section 13 or 15(d) of the Exchange Act, (the foregoing agreement being for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders);

                  (f) for a period of two years following the Closing Date, to furnish to the Initial Purchasers copies of any annual reports, quarterly reports and current reports filed by the Company with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Issuers to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

                  (g) to promptly take from time to time such actions as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may reasonably request; provided, however, that the Company and the Subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

                  (h) to assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages Market ("The Portal Market") securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (the "NASD") relating to trading in The Portal Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC");

                  (i) not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) that could be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act;

                  (j) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause its affiliates not to, and not to authorize or knowingly permit any person acting on their behalf to, (i) solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Offering Memorandum or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S;

                  (k) for a period of 90 days from the date of the Offering Memorandum, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities substantially similar to the Securities, or securities exchangeable for, or convertible into, debt securities substantially similar to the Securities, issued or guaranteed by the Company or any of the Subsidiaries (other than the Securities, the Guarantees and the Exchange Securities and related guarantees) without the prior written consent of JPMorgan on behalf of the Initial Purchasers;

                  (l) during the period from the Closing Date until two years after the Closing Date, without the prior written consent of JPMorgan on behalf of the Initial Purchasers, not to, and not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act;

                  (m) not to, for so long as the Securities are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and to not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder;

                  (n) in connection with the offering of the Securities, until JPMorgan on behalf of the Initial Purchasers shall have notified the Company of the completion of the resale of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities;

                  (o) in connection with the offering of the Securities, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchasers;

                  (p) to furnish to each of the Initial Purchasers on the date hereof a copy of the independent accountants' report included in the Offering Memorandum signed by the accountants rendering such report;

                  (q) to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date, and to use its best efforts to satisfy all conditions precedent on its part to the delivery of the Securities;

                  (r) to not take any action prior to the execution and delivery of the Indenture that, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture;

                  (s) unless required by law, to not take any action prior to the Closing Date that would require the Offering Memorandum to be amended or supplemented pursuant to Section 4(d);

                  (t) prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Initial Purchasers are notified), without the prior written consent of JPMorgan on behalf of the Initial Purchasers, unless in the judgment of the Company and its counsel, and after notification to the Initial Purchasers, such press release or communication is required by law; and

                  (u) to apply the net proceeds from the sale of the Securities as set forth in the Offering Memorandum under the heading "Use of proceeds."

                  5. Conditions of Initial Purchasers' Obligations. The respective obligations of the several Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Issuers contained herein, to the accuracy of the statements of the Issuers and their officers made in any certificates delivered pursuant hereto, to the performance by the Issuers of their obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree; and no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                  (b) None of the Initial Purchasers shall have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact that, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering Memorandum, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be satisfactory in all material respects to the Initial Purchasers, and the Issuers shall have furnished to the Initial Purchasers all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

                  (d) Palmer & Dodge LLP shall have furnished to the Initial Purchasers their written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex C hereto.

                  (e) Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman, L.L.P. shall have furnished to the Initial Purchasers their written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex D hereto.

                  (f) James R. McIlwain, Esq. shall have furnished to the Initial Purchasers his written opinion, as general counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex E hereto.

                  (g) The Initial Purchasers shall have received from Cahill Gordon & Reindel, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Issuers shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to pass upon such matters.

                  (h) The Company shall have furnished to the Initial Purchasers a letter (the "Initial Letter") from KPMG LLP, addressed to the Initial Purchasers and dated the date hereof, in form and substance satisfactory to the Initial Purchasers; provided, however, that the Initial Purchasers shall have provided to KPMG LLP the representations required by SAS 72.

                  (i) The Company shall have furnished to the Initial Purchasers a letter (the "Bring-Down Letter") from KPMG LLP, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants with respect to the entities referenced in such letter within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letter are accurate and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

                  (j) The Company shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of its chief executive officer and its chief financial officer stating that (i) such officers have carefully examined the Offering Memorandum, (ii) in their opinion, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred that should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) as of the Closing Date, the representations and warranties of the Issuers in this Agreement are true and correct in all material respects, each of the Issuers has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, and subsequent to the date of the most recent financial statements contained in the Offering Memorandum, there has been no material adverse change in the financial position or results of operation of the Company or any of the Subsidiaries, taken as a whole, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole, except as set forth in the Offering Memorandum.

                  (k) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement, which shall have been executed and delivered by a duly authorized officer of each of the Issuers.

                  (l) The Indenture shall have been duly executed and delivered by each of the Issuers and the Trustee, the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee and the Guarantees shall have been duly executed and delivered by each of the Guarantors.

                  (m) The Securities shall have been approved by the NASD for trading in The Portal Market.

                  (n) If any event shall have occurred that requires the Issuers under Section 4(d) to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon (unless such opportunity is not required by Section 4(c)), and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the Closing Date.

                  (o) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities as contemplated hereby.

                  (p) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any decrease in the capital stock or increase in the long-term debt or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the reasonable judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (exclusive of any amendment or supplement thereto).

                  (q) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

                  (r) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of the Guarantors by any "nationally recognized statistical rating organization," as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of the Guarantors (other than an announcement with positive implications of a possible upgrading).

                  (s) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or
         (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of JPMorgan, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

                  (t) The Company shall have delivered the Irrevocable Instructions to the 9-5/8% Notes Trustee, in form and substance reasonably satisfactory to the Initial Purchasers.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

                  6. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, in their absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5(o), (p), (q), (r), (s) or (t) shall have occurred and be continuing.

                  7. Defaulting Initial Purchasers. (a) If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers may make arrangements for the purchase of the Securities that such defaulting Initial Purchaser agreed but failed to purchase by other persons satisfactory to the Company and the non-defaulting Initial Purchasers, but if no such arrangements are made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers or the Issuers, except that the Issuers will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 11 and except that the provisions of Sections 9, 13 and 15 shall not terminate and shall remain in effect. As used in this Agreement, the term "Initial Purchasers" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in
Schedule 1 hereto that, pursuant to this Section 7, purchases Securities which a defaulting Initial Purchaser agreed but failed to purchase.

                  (b) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default. If other persons are obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and each of the Issuers agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes.

                  8. Reimbursement of Initial Purchasers' Expenses. If (a) this Agreement shall have been terminated pursuant to Section 6, (b) the Company shall fail to tender the Securities for delivery to the Initial Purchasers or
(c) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement, the Issuers agree, jointly and severally, to reimburse the Initial Purchasers for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase and resale of the Securities. If this Agreement is terminated pursuant to Section 7 by reason of the default of one or more of the Initial Purchasers, the Issuers shall not be obligated to reimburse any defaulting Initial Purchaser on account of such expenses.

                  9. Indemnification. (a) Each of the Issuers jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through JPMorgan expressly for use therein; provided, however, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Initial Purchaser and any such loss, claim, damage or liability of or with respect to such Initial Purchaser results from the fact that both (i) a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from such Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company with the provisions of Section 4(b) hereof.

                  (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless each of the Issuers and their respective directors, officers, employees, representatives and agents, and each person, if any, who controls each of the Issuers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through JPMorgan expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the third paragraph, the fifth and sixth sentences of the eighth paragraph and the tenth paragraph, in each case under the heading "Plan of distribution" in the Offering Memorandum (the "Initial Purchasers' Information").

                  (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided, however, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further, however, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person, (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by JPMorgan and any such separate firm for the Issuers and any control persons of the Issuers shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

                  (d) If the indemnification provided for in paragraphs (a) and
(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) but also the relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.

                  (f) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

                  10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Section 9 with respect to affiliates of the Initial Purchasers and officers, directors, employees, representatives, agents and controlling persons of the Issuers and the Initial Purchasers and in Section 4(e) with respect to holders and prospective purchasers of the Securities. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 10, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  11. Expenses. The Issuers agree, joint and severally, with the Initial Purchasers to pay: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto; (c) the costs of reproducing and distributing each of the Transaction Documents; (d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties and transfer taxes, if any, payable upon issuance of the Securities; (e) the fees and expenses of the Issuer's counsel and independent accountants; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in
Section 4(g) and of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel for the Initial Purchasers); (g) any fees charged by rating agencies for rating the Securities; (h) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (i) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on The Portal Market and the approval of the Securities for book-entry transfer by DTC; and (j) all other costs and expenses incident to the performance of the obligations of the Issuers under this Agreement that are not otherwise specifically provided for in this Section 11; provided, however, that except as provided in this Section 11 and Section 8, the Initial Purchasers shall pay their own costs and expenses, including fees of their counsel, taxes on resales of the Securities by them and any expenses in connection with any offers they make.

                  12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuers and the Initial Purchasers contained in this Agreement or made by or on behalf of the Issuers or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

                  13. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: James P. Casey (telecopier no.: (212) 270-1063); or

                  (b) if to the Company, shall be delivered or sent by mail or telecopy transmission to the address of the Company set forth in the Offering Memorandum, Attention: James R. McIlwain, Esq., General Counsel (telecopier no.: (225) 928-3400);

provided, however, that any notice to an Initial Purchaser pursuant to Section 9(c) shall also be delivered or sent by mail to such Initial Purchaser at its address set forth on the signature page hereof. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by JPMorgan.

                  14. Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) except where otherwise expressly provided, the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

                  15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  16. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  17. Amendment. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

                  18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  19. Amendment and Restatement of Original Purchase Agreement. The parties hereto agree that the Purchase Agreement dated December 17, 2002 between the Company, the Guarantors and JPMorgan (including all exhibits and schedules thereto) is hereby amended and restated effective as of December 17, 2002 to read in its entirety as set forth herein.

                  If the foregoing is in accordance with your understanding of our agreement kindly sign and return to us counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the several Initial Purchasers in accordance with its terms.

                                 Very truly yours,


                                 LAMAR MEDIA CORP.


                                 By:      /s/ Keith A. Istre
                                        ----------------------------------------
                                        Name:  Keith A. Istre
                                        Title: Chief Financial Officer
                                               and Treasurer

                                 AMERICAN SIGNS, INC.
                                 COLORADO LOGOS, INC.
                                 HARDIN DEVELOPMENT CORPORATION
                                 LAMAR ADVERTISING OF COLORADO SPRINGS, INC.
                                 LAMAR ADVERTISING OF KENTUCKY, INC.
                                 LAMAR ADVERTISING OF SOUTH DAKOTA, INC.
                                 LAMAR ADVERTISING OF YOUNGSTOWN, INC.
                                 LAMAR OCI NORTH CORPORATION
                                 LAMAR OCI SOUTH CORPORATION
                                 NEBRASKA LOGOS, INC.
                                 UTAH LOGOS, INC.
                                 OHIO LOGOS, INC.
                                 KANSAS LOGOS, INC.
                                 LAMAR PENSACOLA TRANSIT, INC.
                                 LAMAR TEXAS GENERAL PARTNER, INC.
                                 MICHIGAN LOGOS, INC.
                                 MINNESOTA LOGOS, INC.
                                 NEW MEXICO LOGOS, INC.
                                 SOUTH CAROLINA LOGOS, INC.
                                 TENNESSEE LOGOS, INC.
                                 TLC PROPERTIES, INC.
                                 TLC PROPERTIES II, INC.
                                 LAMAR ADVERTISING OF MICHIGAN, INC.
                                 CANADIAN TODS LIMITED
                                 NEVADA LOGOS, INC.
                                 FLORIDA LOGOS, INC.
                                 LAMAR ELECTRICAL, INC.
                                 PARSONS DEVELOPMENT COMPANY
                                 REVOLUTION OUTDOOR ADVERTISING, INC.
                                 LAMAR FLORIDA, INC.
                                 LAMAR ADVAN, INC.

                                 LAMAR ADVERTISING OF IOWA, INC.
                                 LAMAR CENTRAL OUTDOOR, INC.
                                 LAMAR ADVANTAGE HOLDING COMPANY
                                 LAMAR OKLAHOMA HOLDING COMPANY, INC.
                                 LAMAR ADVERTISING OF OKLAHOMA, INC.
                                 LAMAR BENCHES, INC.
                                 LAMAR I-40 WEST, INC.
                                 LAMAR OHIO OUTDOOR HOLDING CORP.
                                 OUTDOOR MARKETING SYSTEMS, INC.
                                 LAMAR ADVERTISING SOUTHWEST, INC.
                                 LAMAR DOA TENNESSEE HOLDINGS, INC.
                                 LAMAR DOA TENNESSEE, INC.
                                 TRANS WEST OUTDOOR ADVERTISING, INC.
                                 LAMAR PINNACLE ACQUISITION CO.


                                 By:      /s/ Keith A. Istre
                                        ----------------------------------------
                                        Name:  Keith A. Istre
                                        Title: Vice President-Finance and Chief
                                               Financial Officer

                                 MISSOURI LOGOS, LLC
                                 KENTUCKY LOGOS, LLC
                                 OKLAHOMA LOGOS, L.LC.
                                 MISSISSIPPI LOGOS, L.L.C.
                                 DELAWARE LOGOS, L.L.C.
                                 NEW JERSEY LOGOS, L.L.C.
                                 GEORGIA LOGOS, L.L.C.
                                 VIRGINIA LOGOS, LLC
                                 MAINE LOGOS, L.L.C.
                                 WASHINGTON LOGOS, L.L.C.

                                 By:  Interstate Logos, L.L.C., its
                                      Managing Member
                                 By:  Lamar Media Corp., its Managing Member


                                 By:  /s/ Keith A. Istre
                                      ------------------------------------------
                                      Name:  Keith A. Istre
                                      Title: Vice President-Finance and Chief
                                             Financial Officer

                                 INTERSTATE LOGOS, L.L.C.
                                 THE LAMAR COMPANY, L.L.C.

                                 By: Lamar Media Corp., its
                                     Managing Member


                                 By:  /s/ Keith A. Istre
                                      ------------------------------------------
                                      Name:  Keith A. Istre
                                      Title: Vice President-Finance and Chief
                                             Financial Officer

                                 LAMAR ADVERTISING OF PENN, LLC
                                 LAMAR ADVERTISING OF LOUISIANA, L.L.C.
                                 LAMAR TENNESSEE, L.L.C.
                                 LAMAR AIR, L.L.C.
                                 LC BILLBOARD L.L.C.

                                 By:  The Lamar Company, L.L.C., its
                                      Managing Member
                                 By:  Lamar Media Corp., its
                                      Managing Member


                                 By:  /s/ Keith A. Istre
                                      ------------------------------------------
                                      Name:  Keith A. Istre
                                      Title: Vice President-Finance and Chief
                                             Financial Officer

                                 LAMAR TEXAS LIMITED PARTNERSHIP

                                 By:  Lamar Texas General Partner, Inc.,
                                      its General Partner


                                 By:  /s/ Keith A. Istre
                                      ------------------------------------------
                                      Name:  Keith A. Istre
                                      Title: Vice President-Finance and Chief
                                             Financial Officer

                                 TLC PROPERTIES, L.L.C.

                                 By:  TLC Properties, Inc., its
                                      Managing Member


                                 By:  /s/ Keith A. Istre
                                      ------------------------------------------
                                      Name:  Keith A. Istre
                                      Title: Vice President-Finance and Chief
                                             Financial Officer

                                 OUTDOOR PROMOTIONS WEST, LLC
                                 TRANSIT AMERICA LAS VEGAS, L.L.C.
                                 LAMAR TRANSIT ADVERTISING OF NEW ORLEANS, LLC TRIUMPH OUTDOOR RHODE ISLAND, LLC

                                 By:  Triumph Outdoor Holdings, LLC, its
                                      Managing Member
                                 By:  Lamar Central Outdoor, Inc., its
                                      Managing Member


                                 By:  /s/ Keith A. Istre
                                      ------------------------------------------
                                      Name:  Keith A. Istre
                                      Title: Vice President-Finance and Chief
                                             Financial Officer

                                 LAMAR ADVANTAGE GP COMPANY, LLC
                                 LAMAR ADVANTAGE LP COMPANY, LLC
                                 TRIUMPH OUTDOOR HOLDINGS, LLC

                                 By:  Lamar Central Outdoor, Inc., its
                                      Managing Member


                                 By:  /s/ Keith A. Istre
                                      ------------------------------------------
                                      Name:  Keith A. Istre
                                      Title: Vice President-Finance and Chief
                                             Financial Officer


                                 LAMAR ADVANTAGE OUTDOOR COMPANY, L.P.

                                 By:  Lamar Advantage GP Company, LLC, its
                                      General Partner
                                 By:  Lamar Central Outdoor, Inc., its
                                      Managing Member


                                 By:  /s/ Keith A. Istre
                                      ------------------------------------------
                                      Name:  Keith A. Istre
                                      Title: Vice President-Finance and Chief
                                             Financial Officer

                                 LAMAR T.T.R., L.L.C.

                                 By: Lamar Advertising of Youngstown, Inc., its Managing Member


                                 By:  /s/ Keith A. Istre
                                      ------------------------------------------
                                      Name:  Keith A. Istre
                                      Title: Vice President-Finance and Chief
                                             Financial Officer



                                 TEXAS LOGOS, L.P.

                                 By:  Oklahoma Logos, L.L.C., its
                                      General Partner
                                 By:  Interstate Logos, L.L.C., its
                                      Managing Member
                                 By:  Lamar Media Corp., its
                                      Managing Member


                                 By:   /s/ Keith A. Istre
                                       -----------------------------------------
                                       Name:  Keith A. Istre
                                       Title: Vice President-Finance and Chief
                                              Financial Officer



                                 OUTDOOR MARKETING SYSTEMS, L.L.C.

                                 By:  Outdoor Marketing Systems, Inc., its
                                      Managing Member


                                 By:  /s/ Keith A. Istre
                                      ------------------------------------------
                                      Name:  Keith A. Istre
                                      Title: Vice President-Finance and Chief
                                             Financial Officer

Accepted:

J.P. MORGAN SECURITIES INC.
For itself and on behalf of the several
Initial Purchasers listed in Schedule 1 hereto


By:    /s/ Richard Gabriel
       ------------------------------------------
       Authorized Signatory

                                   SCHEDULE 1

                                                                     Principal
                                                                       Amount
Initial Purchasers                                                 of Securities
------------------                                                  ------------
J.P. Morgan Securities Inc. .............................           $146,250,000
Wachovia Securities, Inc. ...............................             65,000,000
SunTrust Capital Markets, Inc. ..........................             32,500,000
BNP Paribas Securities Corp. ............................             16,250,000
                                                                    ------------
         Total ..........................................           $260,000,000
                                                                    ============

                                    Exhibit A

                       Subsidiaries of Lamar Media Corp.

                                                       STATE OR OTHER JURISDICTION OF
                                                      INCORPORATION OR ORGANIZATION AS
              NAME                                        SPECIFIED IN ITS CHARTER
              ----                                    --------------------------------
American Signs, Inc.                                              Washington
Canadian TODS Limited                                             Nova Scotia, Canada
Colorado Logos, Inc.                                              Colorado
Delaware Logos, L.L.C.                                            Delaware
Florida Logos, Inc.                                               Florida
Hardin Development Corporation                                    Florida
Kansas Logos, Inc.                                                Kansas
Kentucky Logos, LLC                                               Kentucky
Lamar Advertising of Colorado Springs, Inc.                       Colorado
Lamar Advertising of Kentucky, Inc.                               Kentucky
Lamar Advertising of Michigan, Inc.                               Michigan
Lamar Advertising of South Dakota, Inc.                           South Dakota
Lamar Advertising of Youngstown, Inc.                             Delaware
Lamar Air, L.L.C.                                                 Louisiana
Lamar Electrical, Inc.                                            Louisiana
Lamar OCI North Corporation                                       Delaware
Lamar OCI South Corporation                                       Mississippi
Lamar Pensacola Transit, Inc.                                     Florida
Lamar Tennessee, L.L.C.                                           Tennessee
Lamar Texas General Partner, Inc.                                 Louisiana
Lamar Texas Limited Partnership                                   Texas
Michigan Logos, Inc.                                              Michigan
Minnesota Logos, Inc.                                             Minnesota
Missouri Logos, LLC                                               Missouri
Nebraska Logos, Inc.                                              Nebraska
Nevada Logos, Inc.                                                Nevada
New Mexico Logos, Inc.                                            New Mexico
Ohio Logos, Inc.                                                  Ohio
Outdoor Promotions West, LLC                                      Delaware
Parsons Development Company                                       Florida
Revolution Outdoor Advertising, Inc.                              Florida
South Carolina Logos, Inc.                                        South Carolina
Tennessee Logos, Inc.                                             Tennessee
Texas Logos, L.P.                                                 Texas
TLC Properties II, Inc.                                           Texas
TLC Properties, Inc.                                              Louisiana
TLC Properties, L.L.C.                                            Louisiana
Transit America Las Vegas, L.L.C.                                 Delaware
Triumph Outdoor Rhode Island, LLC                                 Delaware
Triumph Outdoor Holdings, LLC                                     Delaware
Utah Logos, Inc.                                                  Utah

                                                       STATE OR OTHER JURISDICTION OF
                                                      INCORPORATION OR ORGANIZATION AS
              NAME                                        SPECIFIED IN ITS CHARTER
              ----                                    --------------------------------
Virginia Logos, LLC                                               Virginia
The Lamar Company, L.L.C.                                         Louisiana
Lamar Advertising of Penn, LLC                                    Delaware
Lamar Advertising of Louisiana, L.L.C.                            Louisiana
Lamar Florida, Inc.                                               Florida
Lamar Advan, Inc.                                                 Pennsylvania
Lamar Advertising of Iowa, Inc.                                   Iowa
Lamar T.T.R., L.L.C.                                              Arizona
Lamar Central Outdoor, Inc.                                       Delaware
Lamar Advantage GP Company, LLC                                   Delaware
Lamar Advantage LP Company, LLC                                   Delaware
Lamar Advantage Outdoor Company, L.P.                             Delaware
Lamar Advantage Holding Company                                   Delaware
Lamar Oklahoma Holding Company, Inc.                              Oklahoma
Lamar Advertising of Oklahoma, Inc.                               Oklahoma
Lamar Benches, Inc.                                               Oklahoma
Lamar I-40 West, Inc.                                             Oklahoma
Georgia Logos, L.L.C.                                             Georgia
Mississippi Logos, L.L.C.                                         Mississippi
New Jersey Logos, L.L.C.                                          New Jersey
Oklahoma Logos, L.L.C.                                            Oklahoma
Interstate Logos, L.L.C.                                          Louisiana
LC Billboard L.L.C.                                               Delaware
Lamar Ohio Outdoor Holding Corp.                                  Ohio
Outdoor Marketing Systems, Inc.                                   Pennsylvania
Outdoor Marketing Systems, LLC                                    Pennsylvania
Lamar Advertising Southwest, Inc.                                 Nevada
Lamar Transit Advertising of New Orleans, LLC                     Delaware
Lamar DOA Tennessee Holdings, Inc.                                Delaware
Lamar DOA Tennessee, Inc.                                         Delaware
Maine Logos, L.L.C.                                               Maine
Trans West Outdoor Advertising, Inc.                              California
Washington Logos, L.L.C.                                          Washington
Lamar Pinnacle Acquisition Co.                                    Georgia
Missouri Logos, a Partnership                                     Missouri

                                     ANNEX A

                      Form of Registration Rights Agreement


               See Exhibit 10.1 to this Current Report on Form 8-K

                                     ANNEX B

           Restrictions on Offers and Sales Outside the United States


                  In connection with offers and sales of Securities outside the United States:

         (a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

         (b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

                  (i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act ("Regulation S") or Rule 144A or any other available exemption from registration under the Securities Act.

                  (ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

                  (iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

         "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

                  (iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

         (c) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

                  (i) it has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulations 1995 (as amended);

                  (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and

                  (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

         (d) Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of the Preliminary Offering Memorandum, the Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

                                     ANNEX C


                  Palmer & Dodge LLP shall have furnished to the Initial Purchasers their written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth below:

                  (i) The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum (and any amendment or supplement thereto);

                  (ii) the Securities (A) have been duly authorized and (B) when issued and executed and authenticated in accordance with the provisions of the Indenture and delivered to the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be entitled to the benefits of the Indenture, and will constitute valid and legally binding obligations of the Company in accordance with their terms;

                  (iii) the Exchange Securities (A) have been duly authorized and (B) when issued and executed and authenticated in accordance with the provisions of the Indenture, will be entitled to the benefits of the Indenture, and will constitute valid and legally binding obligations of the Company in accordance with their terms;

                  (iv) (A) the Company has the corporate power and authority to enter into the this Agreement, the Indenture and the Registration Rights Agreement and to issue, sell and deliver the Securities and the Exchange Securities to the Initial Purchasers as provided therein, and
         (B) the Transaction Documents have been duly authorized, executed and delivered by the Company;

                  (v) each of the Purchase Agreement, the Registration Rights Agreement and the Indenture is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

                  (vi) each Transaction Document conforms in all material respects to the descriptions thereof contained in the Offering Memorandum;

                  (vii) neither the issuance, sale or delivery of the Securities, nor the execution, delivery or performance of the Purchase Agreement, the Registration Rights Agreement or the Indenture, or compliance by the Company with the provisions of the Purchase Agreement, the Registration Rights Agreement or the Indenture, nor consummation by the Company of the transactions contemplated thereby constitutes or will constitute a violation or breach of, or a default under, the certificate of incorporation or bylaws, the certificate of formation or operating agreement, or the partnership agreement or other organizational documents of the Company or any of the Subsidiaries or any document filed by the Company with the Securities and Exchange Commission as an exhibit to any filing on the Form 10-K for the year ended December 31, 2001 and on any 10-Q or 8-K filed on or after January 1, 2002, or will result in the creation or imposition of any lien, charge or encumbrance pursuant to any such agreement, indenture, lease or other instrument upon any property or assets of the Company or any of the Subsidiaries, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel, to be applicable to the Company, the Subsidiaries or any of their respective properties;

                  (viii) no consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company for the valid issuance and sale of the Securities pursuant to the Purchase Agreement, the issuance of the Exchange Securities, or the execution, delivery and performance of Indenture, except such as may be required under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement;

                  (ix) assuming the accuracy of the representations, warranties and agreements of the Company and of the Initial Purchasers contained in the Purchase Agreement, and the due performance by the Initial Purchasers of its agreements as set forth therein, no registration of the Securities under the Securities Act or qualification of the Indenture under the Trust Indenture Act is required in connection with the issuance and sale of the Securities by the Company and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering;

                  (x) the statements in the Offering Memorandum under the handling "Certain U.S. federal income tax considerations," to the extent that they constitute summaries of matters of law or regulation or legal conclusions, fairly summarize the matter described therein in all material respects;

                  (xi) the Issuers are not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum none of them will be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act; and

                  (xii) neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

                  In giving such opinion, such counsel may limit its opinion to the law of The Commonwealth of Massachusetts, the Delaware General Corporation Law and the federal law of the United States. Counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States, the State of Delaware or the Commonwealth of Massachusetts, provided that (1) each such local counsel is acceptable to you, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Initial Purchasers and is, in form and substance reasonably satisfactory to the Initial Purchasers and your counsel, and (3) counsel shall state in their opinion that they believe that they and the Initial Purchasers are justified in relying thereon. Such counsel may also limit its opinion in paragraphs (ii),
(iii) and (v) above as subject to bankruptcy, insolvency, fraudulent transfer, regorganziation, moratorium and other similar laws of general applicability relating to or affecting the creditors' rights and remedies and to general principles of equity (whether considered in proceeding in equity or at law). Such counsel may also express no opinion with respect to any provision of the Transaction Documents to the extent that such provision purports to exculpate any person thereby or grants rights of indemnification that may violate public policy, and insofar as enforceability of such provision may be limited under state securities laws.

                  For purposes of the opinions in the foregoing clauses (ii),
(iii) and (v), insofar as such opinions relate to enforceability, such counsel may assume that the law of Massachusetts governed, notwithstanding the recitation in such instruments that the law of another jurisdiction govern.

                  In addition to the matters set forth above, such opinion shall also contain a statement to the effect that, although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Offering Memorandum, such counsel has participated in the preparation of the Offering Memorandum, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused it to believe (i) that the Offering Memorandum, and any amendment or supplement thereto, as of the date thereof and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Offering Memorandum).

                  The opinion of Palmer & Dodge LLP described above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

                                     ANNEX D


                  Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman, L.L.P. shall have furnished to the Initial Purchasers their written opinion, as counsel to the Issuers, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth below.

                  (i) The Company is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole;

                  (ii) each of the Subsidiaries is a corporation, partnership or limited liability company duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate, partnership or limited liability company power and authority, as the case may be, to own, lease, and operate its properties and to conduct its business as described in the Offering Memorandum (and any amendment or supplement thereto); and all the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company, except as disclosed in the Offering Memorandum, directly, or indirectly through one of the other Subsidiaries free and clear of any perfected security interest, or, to the best knowledge of such counsel after reasonable inquiry, any other security interest, lien, adverse claim, equity or other encumbrance;

                  (iii) the authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Offering Memorandum; and all the outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable and free of any pre-emptive or to the best knowledge of such counsel, similar rights;

                  (iv) to the best knowledge of such counsel (A) other than as described or contemplated in the Offering Memorandum (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their property, is subject, which would be required to be described in the Offering Memorandum if it were a prospectus included in a registration statement on Form S-3 that are not described in the Offering Memorandum (or any amendment or supplement thereto) and (B) there are no agreements, contracts, indentures, leases or other instruments, that would be required to be described in the Offering Memorandum if it were a prospectus included in a registration statement on Form S-3 that are not described in the Offering Memorandum (or any amendment or supplement thereto);

                  (v) neither the issuance or sale of the Guarantees, nor the execution, delivery or performance of the Purchase Agreement, the Registration Rights Agreement, or the Indenture or compliance by the Guarantors with all the provisions of the Purchase Agreement, the Registration Rights Agreement or the Indenture, nor consummation by the Guarantors of the transactions contemplated thereby constitutes or will constitute a violation or breach of, or a default under, the certificate of incorporation or bylaws, the certificate of formation or operating agreement, or the partnership agreement or other organizational documents of the Guarantors or, to our knowledge, any material agreement, indenture, lease or other instrument to which they are a party or by which any of them or any of their respective properties is bound, or will result in the creation or imposition of any lien, charge or encumbrance pursuant to any such agreement, indenture, lease or other instrument upon any property or assets of any of the Guarantors, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel to be applicable to the Guarantors or any of their respective properties;

                  (vi) no consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required to be obtained or made by any Guarantor for the valid issuance and sale of the Guarantees and the guarantees of the Exchange Securities pursuant to the Transaction Documents, except such as may be required under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement;

                  (vii) the Guarantees have been duly authorized and validly issued by each of the Guarantors, and when the Securities are executed and authenticated in accordance with the Indenture and delivered to the Initial Purchasers in accordance with the terms of the Purchase Agreement, the Securities will be entitled to the benefits of the Guarantees, and the Guarantees will constitute valid and legally binding agreements of each of the Guarantors in accordance with their terms set forth in the Indenture except that the enforceability thereof may be (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (whether considered in a proceeding in equity or at law) and the discretion of the court before which the proceedings may be brought;

                  (viii) the guarantees of the Exchange Securities have been duly authorized and validly issued by each of the Guarantors, and when the guarantees of the Exchange Securities are executed and authenticated in accordance with the terms of the Registration Rights Agreement, the Exchange Securities will be entitled to the benefits of the guarantees of the Exchange Securities, and the guarantees of the Exchange Securities will constitute valid and legally binding agreements of each of the Guarantors in accordance with their terms set forth in the Indenture except that (i) the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (whether considered in a proceeding in equity or at law) and the discretion of the court before which the proceedings may be brought;

                  (ix) (A) each of the Guarantors has the corporate or partnership power and authority, as the case may be, to enter into the Transaction Documents, to the extent each is a party thereto, and to issue its Guarantee and its guarantees of the Exchange Securities, as provided therein, and (B) each of the Transaction Documents has been duly authorized, executed and delivered by each of the Guarantors, to the extent each is a party thereto; and

                  (x) each of the Indenture, Registration Rights Agreement and Purchase Agreement is a legal, valid and binding agreement of each of the Guarantors, enforceable against each of them in accordance with its terms except that (a) enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (whether considered in a proceeding in equity or at law) and the discretion of the court before which the proceedings may be brought and
         (C) to the extent that the indemnification provisions thereof may be unenforceable.

                  In addition to the matters set forth above, such opinion shall also contain a statement to the effect that, although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Offering Memorandum, such counsel has reviewed the Offering Memorandum, and nothing has come to the attention of such counsel that has caused it to believe (i) that the Offering Memorandum, and any amendment thereto, as of the date thereof and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Offering Memorandum).

                  In giving such opinions, such counsel may (a) limit its opinion to the federal laws of the United States, the law of the State of Louisiana, the General Corporation Law of the State of Delaware and the corporation, partnership and limited liability company statutes of the jurisdictions of incorporation or organization of each of the Guarantors; (b) disclaim its opinion as to any provision of the Transaction Documents which purports to exculpate any person thereby or grant rights of indemnification that may violate public policy, and to the extent enforceability of such provision may be limited under state securities laws. For purposes of the opinions in clauses (vii), (viii) and (x) above, to the extent such opinions relate to enforceability, such counsel may assume that the law of Louisiana governs, notwithstanding the recitation in such instruments that the law of another jurisdiction govern.

                  The opinion of Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman, L.L.P. described above shall be rendered to the Initial Purchasers at the request of the Issuers and shall so state therein.

                                     ANNEX E


                  James R. McIlwain, Esq. shall have furnished to the Initial Purchasers his written opinion, as general counsel to the Issuers, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth below.

                  (i) the Company and each of the Subsidiaries has corporate power and authority, and all necessary governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies (except where the failure so to have any such authorizations, approvals, orders, licenses, certificates, franchises or permits, individually or in the aggregate, would not have a material adverse effect on the business, properties, operations or financial condition of the Company and the Subsidiaries taken as a whole), to own their respective properties and to conduct their respective businesses as now being conducted, as described in the Offering Memorandum;

                  (ii) to the best of his knowledge, other than as described or contemplated in the Offering Memorandum (or any amendment or supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their property, is subject, which would be required to be described in the Offering Memorandum if it were a prospectus included in a registration statement on Form S-3 and are not described in the Offering Memorandum (or any amendment or supplement thereto);

                  (iii) to the best of his knowledge, there are no agreements, contracts, indentures, leases or other instruments, which would be required to be described in the Offering Memorandum were a prospectus included in a registration statement on Form S-3 that are not described in the Offering Memorandum (or any amendment or supplement thereto);

                  (iv) neither the Company nor any of the Subsidiaries (A) is in violation of its respective certificate of incorporation or bylaws, certificate of formation or operating agreement, partnership agreement or other organizational documents, (B) to the best knowledge of such counsel after reasonable inquiry, is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, except as may be disclosed in the Offering Memorandum or (C) is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries which default or violation in the case of either clause (B) or (C), either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect;

                  (v) except as described in the Offering Memorandum, there are no outstanding options, warrants or other rights calling for the issuance of, and such counsel does not know of any commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company;

                  (vi) except as described in the Offering Memorandum, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Securities or the right to have any securities of the Company included in or the right to require registration under the Securities Act of 1933, as amended, of any securities of the Company; and

                  (vii) the statements in the Offering Memorandum under the captions "Risk Factors - Our operations are significantly impacted by the regulation of outdoor advertising by federal, state and local governments" and "Business -- Regulation", insofar as such statements constitute a summary of regulatory matters relating to the outdoor advertising industry, fairly describe the regulatory matters relating to such industry.

                  In addition to the matters set forth above, such opinion shall also contain a statement to the effect that nothing has come to the attention of such counsel that has caused it to believe that the Offering Memorandum, and any amendment thereto as of the date thereof or the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Offering Memorandum).

                  The opinion of James R. McIlwain, Esq. described above shall be rendered to the Initial Purchasers at the request of the Issuers and shall so state therein.



                                      -2-